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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 3, 2000

                                    SDL, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)

        0-25688                                          77-0331449
(Commission File Number)                    (I.R.S. employer identification No.)


                               80 ROSE ORCHARD WAY
                               SAN JOSE, CA 95134
                    (Address of principal executive offices)




                                 (408) 943-9411
              (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On April 3, 2000, SDL, Inc., a Delaware corporation ("SDL") acquired by merger Veritech Microwave, Inc. ("Veritech") pursuant to an Agreement and Plan of Merger (the "Agreement") dated as of February 28, 2000 among SDL, VMI Acquisition Corporation, a Delaware corporation, Veritech and certain shareholders of Veritech. Veritech is located in South Plainfield, New Jersey, and manufactures optoelectronic modules for long haul undersea and terrestrial fiber optic transmission systems. The Agreement calls for the payment by SDL to the shareholders of Veritech of consideration of approximately 3,000,000 shares of Common Stock of SDL (post SDL's March 2000 two-for-one split effected in the form of a 100% stock dividend). The SDL Common Stock to be received by the Veritech securityholders is quoted on the Nasdaq National Market.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          The audited financial statements of Veritech will be filed by amendment to this Form 8-K on or before the date 75 days following the April 3, 2000 closing of the acquisition of Veritech.

     (b)  Pro Forma Financial Information.

          The unaudited pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K on or before the date 75 days following the April 3, 2000 closing of the acquisition of Veritech.

     (c)  Exhibits.

          The Exhibit Index appearing on page 4 is incorporated herein by reference.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SDL, INC.
                                       (The Registrant)


                                       By: \s\ Michael L. Foster
                                          --------------------------
                                          Michael L. Foster
                                          Chief Financial Officer


Dated:  April 11, 2000



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                                  EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
2.1(1)       Agreement and Plan of Merger dated as of February 28, 2000 for the acquisition by merger of Veritech Microwave, Inc.

99.1         Press release dated February 29,, 2000

99.2         Press release dated April 3, 2000

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(1)  Schedules and exhibits have been omitted but will be furnished to the
     Securities and Exchange Commission upon request.


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